UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

PAYCOR HCM, INC.

(Name of registrant as specified in its charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

September 12, 2022

Dear Fellow Stockholders,

We are pleased to invite you to attend the first Annual Meeting of Stockholders of Paycor HCM, Inc. to be held on Wednesday, October 26, 2022, at 1:00 p.m. (ET). The Annual Meeting will be conducted virtually, via live audio webcast. Protecting the health and well-being of our associates and stockholders is a top priority. Given the evolving nature of the COVID-19 pandemic, and to provide our stockholders who would otherwise not be able to attend the meeting the opportunity to do so, we believe a virtual only meeting is advisable. You will be able to attend the meeting online by visiting https://www.virtualshareholdermeeting.com/PYCR2022 and entering the 16-digit control number included on the Notice of Internet Availability of Proxy Materials, your proxy card or the voting instruction form you received from your bank or broker. Once you have logged in to the virtual meeting, you will be able to submit questions and vote your shares electronically during the meeting.

Further details regarding how to attend the virtual Annual Meeting and the business to be conducted at the meeting are described in the attached Notice of Annual Meeting and Proxy Statement.

Your vote is important. Whether or not you plan to attend the Annual Meeting, we urge you to vote your shares as soon as possible. Please refer to the Notice of Internet Availability of Proxy Materials, your proxy card or the voting instruction form you received for more information about how to vote your shares. Voting by proxy will ensure your representation at the Annual Meeting, regardless of whether you attend the meeting.

Sincerely,

JASON WRIGHT

Chair of the Board

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON OCTOBER 26, 2022

September 12, 2022

The 2022 Annual Meeting of Stockholders of Paycor HCM, Inc. will be conducted virtually, via live audio webcast at https://www.virtualshareholdermeeting.com/PYCR2022 on Wednesday, October 26, 2022, at 1:00 p.m. (ET) for the following purposes:

1.	to elect three nominees identified in the accompanying proxy statement to serve as Class I directors, as recommended by the Nominating and Governance Committee of the Board;

2.	to ratify the appointment of Ernst & Young LLP as Paycor’s independent registered public accounting firm for the fiscal year ending June 30, 2023; and

3.	to transact other business as may properly come before the meeting or any adjournment of the meeting.

A list of stockholders entitled to vote at the meeting will be available for examination by any stockholder for any purpose relevant to the meeting during ordinary business hours for at least ten (10) days prior to October 26, 2022, at 4811 Montgomery Road, Cincinnati, Ohio, and during the virtual meeting, on the virtual meeting platform at https://www.virtualshareholdermeeting.com/PYCR2022. To examine the list at our principal executive offices you must be a stockholder as of the record date for the meeting and will be required to provide a copy of your proxy card or voting instruction form bearing your unique 16-digit control number and a copy of a valid picture identification, such as a driver’s license or passport. To examine the list of stockholders, the name on the identification must match the name on the proxy card or voting instruction form.

By Order of the Board of Directors,

ALICE GEENE

Chief Legal Officer and Secretary

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON OCTOBER 26, 2022:

This Notice of Annual Meeting, the accompanying proxy statement and our Annual Report on

Form 10-K for the Fiscal Year Ended June 30, 2022 are available at
https://www.virtualshareholdermeeting.com/PYCR2022.

PROXY STATEMENT FOR THE

2022 ANNUAL MEETING OF STOCKHOLDERS OF

PAYCOR HCM, INC.

The Board of Directors (the “Board”) of Paycor HCM, Inc. (“Paycor,” the “Company,” “we,” “us” or “our”) is soliciting your proxy to vote at the 2022 annual meeting of stockholders to be held on Wednesday, October 26, 2022 at 1:00 p.m. (ET) via live audio webcast at https://www.virtualshareholdermeeting.com/pycr2022, and any adjournments, postponements or continuations thereof (the “Annual Meeting”). This proxy statement (this “Proxy Statement”) is dated as of September 12, 2022 and is first being sent or otherwise furnished to our stockholders of record on or about September 13, 2022.

A Notice of Internet Availability of Proxy Materials (“Notice”) will be sent to our stockholders of record who hold their shares in “street name” through brokers, banks or other nominees. Stockholders will have the ability to access our proxy materials on the website referred to in the Notice, or to request a paper or electronic copy of the proxy materials. Instructions on how to request a free paper or electronic copy of the proxy materials may be found in the Notice and on the website referred to in the Notice. There is also an option for stockholders to request paper copies of our proxy materials on an ongoing basis.

2022 Proxy Statement i

CORPORATE GOVERNANCE

Board Composition

Our business and affairs are managed by or under the direction of the Board. The size of the Board is currently fixed at eight directors, with one vacancy on the Board, following the resignation of Mr. Umang Kajaria, a Class II director, on August 20, 2022. The Company is currently searching for a replacement to fill this vacancy, which is expected to be filled after the Annual Meeting.

The Company’s Second Amended and Restated Certificate of Incorporation (“Certificate of Incorporation”) provides that the number of directors constituting the Board may be changed only by resolution of the Board. Additionally, so long as the Apax Funds have nomination rights under the Director Nomination Agreement (each as defined and discussed below under “—Director Nomination Agreement”), the Company may not increase or decrease the number of directors constituting the Board without the prior written consent of the Apax Funds.

Our Certificate of Incorporation also provides that the Board will be divided into three classes of directors, with the classes as nearly equal in number as possible. At each annual meeting of stockholders, a class of directors will be elected for a three-year term to succeed the class whose term is then expiring. Subject to the terms of the Director Nomination Agreement and any earlier death, resignation or removal in accordance with the terms of our Certificate of Incorporation, the term of office of our Class I directors will expire at this Annual Meeting, the term of office of our Class II directors will expire at our second annual meeting of stockholders, and the term of office of our Class III directors will expire at our third annual meeting of stockholders.

In addition, our Certificate of Incorporation provides that directors may be removed with or without cause upon the affirmative vote of stockholders representing at least a majority of the voting power of our then outstanding shares of stock entitled to vote thereon (“Voting Stock”), voting together as a single class for so long as the Apax Funds beneficially own in the aggregate (directly or indirectly) at least 40% or more of the voting power of our then outstanding shares of Voting Stock. If the Apax Funds no longer beneficially own in the aggregate (directly or indirectly) 40% or more of the voting power of our then outstanding shares of Voting Stock, then our directors may only be removed for cause and only upon the affirmative vote of stockholders representing at least 66 2/3% of the voting power of our then outstanding shares of Voting Stock.

The following table sets forth the name, class, age (as of September 8, 2022) and term for each of our directors:

Name	Class	Age	Position	Director Since	Current Term Expires	Expiration of Term for Which Nominated

Whitney Bouck	I	56	Director	2020	2022	2025

Scott Miller	I	61	Director	2006	2022	2025

Jason Wright	I	50	Chair of the Board	2018	2022	2025

Kathleen Burke	II	41	Director	2020	2023

Steven Collins	II	57	Director	2019	2023

Jonathan Corr	III	55	Director	2021	2024

Raul Villar, Jr.	III	54	Chief Executive Officer and Director	2021	2024

Director Qualifications & Nominating Process

We believe that in order for the Board to effectively guide us to long-term sustainable, dependable performance, it should be comprised of individuals with sophistication and experience in the many disciplines that impact our business. In order to best serve our stockholders, we seek to have a Board, as a whole, that is competent in key corporate disciplines, including accounting and finance, business judgment, crisis management, governance, leadership, people management, risk management, social responsibility and reputational issues, strategy and strategic planning. Additionally, we desire that the Board have specific knowledge related to our industry, such as expertise in software and technology.

Director Qualifications. The Nominating and Governance Committee believes that all directors must, at a minimum, meet the criteria set forth in our Corporate Governance Guidelines, which specify, among other things, that the Nominating and Governance Committee will consider criteria such as independence, diversity, age, skills, and experience, in the context of the needs of the Board. The Nominating and Governance Committee also will consider a combination of

2022 Proxy Statement 1

factors for each director, including those nominated by its stockholders, including (a) the nominee’s ability to represent all stockholders without a conflict of interest, (b) the nominee’s ability to work in and promote a productive environment, (c) whether the nominee has sufficient time and willingness to fulfill the substantial duties and responsibilities of a director, (d) whether the nominee has demonstrated the high level of character, ethics and integrity expected by the Company, (e) whether the nominee possesses the broad professional and leadership experience and skills necessary to effectively respond to the complex issues encountered by a publicly-traded company, (f) the nominee’s ability to apply sound and independent business judgment and (g) the diverse attributes of the nominee, such as differences in background, qualifications and personal characteristics.

The Nominating and Governance Committee has determined that all of our directors meet the criteria and qualifications set forth in our Corporate Governance Guidelines and the criteria set forth above for director nominees.

In the event of one or more vacancies on the Board, the Nominating and Governance Committee will identify the desired skills and experience of the new director(s) and nominate individual(s) who it believes would strengthen the Board’s capabilities and further diversify the collective experience represented by the then-current Board. The Nominating and Governance Committee may engage third parties to assist in the search process and to provide recommendations for candidates for director. Also, incumbent directors may be asked to recommend candidates for director. Any candidates for director would then be evaluated based on the process outlined in our Corporate Governance Guidelines, subject to the rights of the Apax Funds under the Director Nomination Agreement. The same process will be used to evaluate all candidates for director, including any candidates recommended by our stockholders. See “—Stockholder Recommendations of Director Candidates” below.

Age Limits. As it relates to age, our Corporate Governance Guidelines require that no director that has attained age 74 or older may be nominated to a new term, unless he or she is also the chief executive officer of the Company. We believe that this policy will promote director refreshment and strikes an appropriate balance between depth of experience and understanding of the Company and its operations and the need for new and fresh perspectives that younger generations will contribute to the Board.

Board Diversity. While we do not have a formal policy on diversity when considering the selection of nominees for director, we consider a combination of factors for each director, including the diverse attributes of the nominee – such as differences in background, qualifications and personal characteristics, and strive to achieve a diverse set of perspectives and experiences aligned with our company-wide diversity, equity and inclusion (“DE&I”) strategy. (See the section entitled “Social – Diversity, Equity & Inclusion” under “Corporate Social Responsibility,” below, for further detail about the steps the Company has taken over the past fiscal year to advance its commitment to DE&I.)

The following table provides summary information about the members of the Board who self-identify in the gender and demographic categories shown:

Board Diversity Matrix as of August 31, 2022

Board Size:

Total Number of Directors (Excluding Vacancies)	7

	Female	Male	Non-Binary	Did Not Disclose Gender

Part 1: Gender Identity

Directors (Excluding Vacancies)	2	5	0	0

Part 2: Demographic Background

African American or Black	0	0	0	0

Alaskan Native or Native American	0	0	0	0

Asian	0	0	0	0

Hispanic or Latinx	0	1	0	0

Native Hawaiian or Pacific Islander	0	0	0	0

White	2	4	0	0

Two or More Races or Ethnicities	0	0	0	0

LGBTQ+	0

Did Not Disclose Demographic Background	0

2 2022 Proxy Statement

Background and Experience of our Directors

Each of our directors possesses the following critical personal qualities and attributes that we believe are essential for the proper functioning of the Board to allow it to fulfill its duties for our stockholders: accountability, ethical leadership, governance, integrity, risk management, and sound business judgment. In addition, our directors have the confidence to assess and challenge the way things are done and recommend alternative solutions, a keen awareness of our business and social realities of the environment in which we operate, the independence and high-performance standards necessary to fulfill the Board’s oversight function, and the humility, professional maturity, and style to interface openly and constructively with other directors and management.

The table below and the director biographies under the section entitled “Proposal 1 – Election of Directors” highlight the key skills and experiences that our director nominees and continuing directors have developed through education, direct experience and oversight responsibilities. We believe these collective qualities, skills, experiences and attributes are essential to the Board’s ability to exercise its oversight function for Paycor and its stockholders and to guide us to long-term sustainable, dependable performance. If an individual is not listed as having a particular attribute, it does not signify a director’s lack of ability to contribute in that specific area. Rather, it is intended to depict notable areas of focus.

Director

Public Company Governance	X	X	X	X		X	X

Software Industry	X	X	X	X	X	X	X

Executive Management	X	X	X	X	X	X

International	X	X					X

Human Capital Management		X			X	X

Executive Compensation		X	X

Accounting/Finance	X		X	X	X		X

Marketing & Sales	X	X			X	X

Environmental/Sustainability							X

Technology		X	X	X	X		X

Mergers and Acquisitions	X		X	X		X	X

Director Nomination Agreement

In connection with our initial public offering (“IPO”), we entered into a director nomination agreement (the “Director Nomination Agreement”) with Pride Aggregator, L.P., our principal stockholder (“Pride Aggregator”). The Director Nomination Agreement provides certain funds advised by Apax Partners LLP (the “Apax Funds”), through their control of Pride Aggregator, the right to designate nominees for election to the Board for so long as Pride Aggregator beneficially owns at least 5% of the total number of shares of our common stock that it beneficially owned upon completion of the IPO, as adjusted for any reorganization, recapitalization, stock dividend, stock split, reverse stock split or similar changes in the Company’s capitalization (such amount of shares, as adjusted, the “Original Amount”). Specifically, the Director Nomination Agreement provides the Apax Funds the right to designate: (i) all of the nominees for election to the Board for so long as Pride Aggregator beneficially owns at least 40% of the Original Amount; (ii) a number of directors (rounded up to the nearest whole number) equal to 40% of the total directors for so long as Pride Aggregator beneficially owns less than 40% but at least 30% of the Original Amount; (iii) a number of directors (rounded up to the nearest whole number) equal to 30% of the total directors for so long as Pride Aggregator beneficially owns less than 30% but at least 20% of the Original Amount; (iv) a number of directors (rounded up to the nearest whole number) equal to 20% of the total directors for so long as Pride Aggregator beneficially owns less than 20% but at least 10% of the Original Amount; and (v) one director for so long as Pride Aggregator beneficially owns less than 10% but at least 5% of the Original Amount. In addition, the Apax Funds are entitled to designate a successor for any of their designees whose service on the Board terminates prior to the end of any such designee’s term for any reason, regardless of Pride Aggregator’s beneficial ownership at the time of the vacancy. As noted above, there is currently one vacancy on the Board, and under the Director Nomination Agreement, the Apax Funds will have the right to designate the director who is appointed to fill this vacancy. The Apax Funds also have the right to designate one member of each committee of the Board, subject to compliance with applicable law or listing standards, including any applicable independence requirements. Finally, the

2022 Proxy Statement 3

Director Nomination Agreement prohibits us from increasing or decreasing the size of the Board without the prior written consent of the Apax Funds. If Pride Aggregator is dissolved, then the rights of Pride Aggregator under the Director Nomination Agreement may be assigned by the Apax Funds to one or more associated investment funds.

Stockholder Recommendation of Director Candidates

Subject to the rights of the Apax Funds under the Director Nomination Agreement, the Nominating and Governance Committee will evaluate candidates for director recommended by our stockholders using the same criteria and process outlined in our Corporate Governance Guidelines. Stockholders who wish to identify director candidates for consideration by the Nominating and Governance Committee may write to Paycor HCM, Inc., 4811 Montgomery Road, Cincinnati, Ohio 45212, Attn: Corporate Secretary, and any candidates so identified will then be forwarded to the Chair of the Nominating and Governance Committee for consideration. Stockholders may also nominate directors for election to the Board. In order to nominate a candidate for director at our 2023 annual meeting of stockholders, nominations must be submitted in writing to our Corporate Secretary at our principal executive offices, and must be received no later than the close of business on July 28, 2023 and not earlier than the close of business on June 28, 2023. All stockholder nominations must also satisfy certain other procedural requirements as specified in our Amended and Restated Bylaws (“Bylaws”).

In addition to satisfying the requirements under our Bylaws, in order to comply with the new universal proxy rules, stockholders who intend to solicit proxies in support of director nominees, other than the Company’s nominees, must provide notice that sets forth the information required by Rule 14a-19 under the Securities Exchange Act of 1934 (as amended, the “Exchange Act”), which notice must be postmarked or transmitted electronically to the Company at our principal executive offices no later than 60 days prior to the anniversary date of this Annual Meeting (i.e., for our 2023 annual meeting of stockholders, no later than August 27, 2023). However, if the date of our 2023 annual meeting of stockholders is changed by more than 30 calendar days from the anniversary date of this Annual Meeting, then notice must be provided by the later of 60 calendar days prior to the date of our 2023 annual meeting of stockholders and the 10th calendar day following the day on which public announcement of the date of our 2023 annual meeting of stockholders is first made.

4 2022 Proxy Statement

PROPOSAL 1 – ELECTION OF DIRECTORS

Based upon the recommendation of the Nominating and Governance Committee, the Board has nominated the following three directors to be re-elected at the Annual Meeting: Whitney Bouck, Scott Miller and Jason Wright. If elected at the Annual Meeting, they will serve for three-year terms, expiring at our 2025 annual meeting of stockholders and until their respective successors are duly elected and qualified, or until his or her earlier death, resignation or removal. Certain biographical information for each of the nominees is set forth in the following section. Also set forth therein is a description of the specific experience, qualifications, attributes and skills of each nominee that were considered by the Nominating and Governance Committee, in the context of the needs of the Board as a whole, in determining that these individuals were qualified to serve on the Board. Each of the three nominees has been included in the slate of nominees recommended for re-election by the Board pursuant to the terms of the Director Nomination Agreement.

Proxies solicited on behalf of the Board will be voted “for” the election of each of the three director nominees, unless your proxy card is marked otherwise (if you are a registered stockholder) or you have provided a different instruction to your bank or broker (if you are a beneficial or “street name” stockholder).

Vote Required

Under our Bylaws, the election of the three director nominees at the Annual Meeting requires a plurality of the votes cast by holders of our common stock present in person or represented by proxy and entitled to vote on the election of directors. In an uncontested election of directors, this means that each director nominee will be elected if he or she receives at least one “FOR” vote. Failure to vote by proxy or to vote electronically at the virtual Annual Meeting and “WITHHOLD” votes will result in a respective nominee having fewer votes but will have no effect on the outcome of the election because a plurality of the votes cast is required for the election of the director nominee. Cumulative voting is not permitted in the election of directors.

Each nominee for director has consented to stand for election and has agreed to serve if elected. We currently have no reason to believe that any of the nominees would be unable or unwilling to serve if elected. However, if before the Annual Meeting, any nominee becomes unable to serve, or chooses not to serve, the Board may nominate another individual as a substitute. If that happens, the persons named as proxies in the proxy card will vote for the substitute. Alternatively, the Board may either let the vacancy stay unfilled until an appropriate candidate is identified or reduce the size of the Board to eliminate the vacancy.

The Board unanimously recommends that you vote “FOR” each of the director nominees below.

Director Nominees to Serve for Three-Year Terms Expiring at the 2025 Annual Meeting

Whitney (“Whit”) Bouck

Age 56 Director since 2020 INDEPENDENT Committees: • Audit • Nominating and Governance	Ms. Bouck has served as a Managing Director for Insight Partners, a global private equity and venture capital firm, since January 2022 to present. Ms. Bouck served as Chief Operating Officer of HelloSign, an e-signature and document workflow platform (acquired by Dropbox, Inc. in February 2019) from February 2016 to January 2022. Prior to joining HelloSign, Ms. Bouck held various senior leadership roles at Box, Inc., EMC, Sybase Inc. and Oracle Corporation. Ms. Bouck currently serves on the board of directors of Trengo B.V. and BlueOcean AI, Inc. She previously served on the board of directors of Ekata (a Mastercard company) and the Association for Information and Image Management. Ms. Bouck earned a Bachelor of Arts from Claremont McKenna College.
	Skills and Qualifications: • Ms. Bouck has extensive technology experience.	Public Company Directorships: • None

2022 Proxy Statement 5

Scott Miller

Age 61 Director since 2006 INDEPENDENT Committees: • Compensation and Benefits	Mr. Miller co-founded Scott’s Add-ins in October 2018 and currently serves as its CEO. Mr. Miller was the founder and Chief Executive Officer of the Treadstone Group, an enterprise resource planning product maker, before it was acquired by Exact Software in May 2004. He currently serves on the boards of directors of NaviStone, Inc., a SaaS marketing technology company, and La Soupe, Inc., a non-profit organization that transforms perishable foods for the food insecure, and the board of advisors of NLign Analytics, an independent division of Etegent Technologies Ltd., which develops data management software and related services for the aircraft manufacturing and sustainment markets. Mr. Miller received a Bachelor of Science in Accountancy from Miami University.

Skills and Qualifications:

•  Mr. Miller is a director and investor in the technology industry, with emphasis in SaaS, and is an original investor in the Company.

•  Mr. Miller brings extensive technology experience to the Board and previously led the Board’s oversight of our Information Security Council.

Public Company Directorships: • None

Jason Wright

Age 50 Director since 2018 Committees: • Compensation and Benefits • Nominating and Governance (Chair)	Mr. Wright is an Equity Partner in the Tech team at Apax Partners, where he focuses primarily on investments in enterprise software and technology-enabled services. Prior to joining Apax Partners in 2000, Mr. Wright served in a variety of roles at GE Capital, including principal investing on behalf of GE Ventures. Previously, he worked at Accenture from 1994 to 1998, designing and implementing systems for the financial services and pharmaceutical industries. Mr. Wright serves on the boards of directors of several privately-held technology companies, including Bonterra, ECi Software Solutions, Inc. and TIVIT. He is a member of the Wharton Graduate Executive Board, a Trustee of the Apax Foundation and Chairman Emeritus and a current board member of the Opportunity Network, an education-focused charity in New York City. Mr. Wright received a Bachelor of Arts in Economics from Tufts University and a Master of Business Administration in Finance from the Wharton School of the University of Pennsylvania.
Skills and Qualifications: • Mr. Wright started his career as an early-stage venture capitalist and brings extensive technology and finance industry experience to the Board.	Current Public Company Directorships: • Duck Creek Technologies, Inc. (Nasdaq: DCT) • Verint Systems Inc. (Nasdaq: VRNT) Past Public Company Directorships: • RealPage, Inc.

6 2022 Proxy Statement

Continuing Directors Whose Terms Expire in 2023

Kathleen (“Katie”) Burke

Age 41 Director since 2020 INDEPENDENT Committees: • Compensation and Benefits (Chair)	Ms. Burke has served as the Chief People Officer at HubSpot, Inc., a customer relationship management company recognized globally for its culture, since January 2017. Under her leadership, HubSpot has been named the #1 Best Place to Work by Glassdoor and has been recognized globally as an innovator in culture and employee engagement. Ms. Burke joined HubSpot in December 2012 and held several positions before serving as Chief People Officer, including Vice President of Culture and Experience and Director for Talent and Culture. Ms. Burke received a Bachelor of Arts in American Studies from Bates College and a Master of Business Administration from the Massachusetts Institute of Technology Sloan School of Management.
	Skills and Qualifications: • Ms. Burke brings extensive experience in human capital management (“HCM”), as well as B2B and SaaS industry experience, to the Board.	Public Company Directorships: • None

Steven (“Steve”) Collins

Age 57 Director since 2019 INDEPENDENT Committees: • Audit (Chair) • Nominating and Governance	Mr. Collins retired as Executive Vice President and Chief Financial Officer of ExactTarget, Inc., a provider of digital marketing automation and analytics software and services (acquired by Salesforce in 2013), a position which he held from July 2011 to February 2014. Prior to that, from 2003 through 2011, Mr. Collins held various senior management positions at NAVTEQ Corporation, a digital mapping company, including as its Senior Vice President and Chief Financial Officer, Senior Vice President of Finance & Accounting, and Vice President of Finance. Mr. Collins earned a Bachelor of Science from Iowa State University and a Master of Business Administration from the Wharton School of the University of Pennsylvania.
Skills and Qualifications: • Mr. Collins brings extensive technology and finance experience at both private and public companies to the Board.

Current Public Company Directorships:

•  nCino, Inc. (Nasdaq: NCNO)

•  Sprout Social, Inc. (Nasdaq: SPT)

Past Public Company Directorships:

•  Instructure Holdings, Inc. (NYSE: INST)

•  MuleSoft, Inc.

•  Shopify, Inc. (NYSE: SHOP)

2022 Proxy Statement 7

Continuing Directors Whose Terms Expire in 2024

Jonathan Corr

Age 55 Director since 2021 INDEPENDENT Committees: • Audit • Nominating and Governance	Mr. Corr served as Chief Executive Officer of Ellie Mae, Inc. from February 2015 through October 2020, as its President from February 2013 through October 2020, and as its Chief Operating Officer from November 2011 through February 2013. Following his retirement from Ellie Mae in October 2020, Mr. Corr acted as Executive Advisor to ICE Mortgage Technology through March 2021. Prior to joining Ellie Mae, Mr. Corr served in executive and management positions at PeopleSoft, Inc., Netscape Communications Corporation, KANA Software, Inc., BroadBase Software, Inc., and Rubric Inc. Mr. Corr also serves on the board of directors of Reggora, Inc., a private appraisal management software company. Mr. Corr holds a Bachelor’s degree in Engineering from Columbia University and a Master of Business Administration from the Stanford University Graduate School of Business.
	Skills and Qualifications: • Mr. Corr brings extensive experience in technology, corporate strategy and acquisitions to the Board.	Current Public Company Directorships: • Independence Holdings Corp. (Nasdaq: ACQR)

Raul Villar, Jr.

Age 54 Director since 2021 Committees: • None	Mr. Villar has served as our Chief Executive Officer since July 2019 and as a member of the Board since January 2021. From September 2015 to July 2019, Mr. Villar served as the Chief Executive Officer of AdvancedMD, a medical software and services company, and prior to that, he held numerous leadership roles at Automatic Data Processing Inc. (“ADP”), including President, ADP AdvancedMD, Senior Vice President, Sales – Major Accounts, and Senior Vice President, Sales – Small Business. Mr. Villar earned a Bachelor of Science from Bryant University and a Master of Business Administration from the University of Connecticut.
	Skills and Qualifications: • Mr. Villar contributes his industry expertise to the Board and offers strategic and operational insights into our business as our Chief Executive Officer.	Public Company Directorships: • None

Independence Status

The listing standards of the Nasdaq Global Market (“NASDAQ”) require that, subject to specified exceptions, such as those described below under “—Controlled Company Status,” each member of a listed company’s audit committee, compensation committee and nominations committee be independent and that audit committee members also satisfy independence criteria set forth in Rule 10A-3 under the Exchange Act.

The Board has determined that none of the following directors (nor any of his or her family members) has a relationship with the Company which, in its opinion, would interfere with her or his exercise of independent judgment in carrying out the responsibilities of a director of the Company, and therefore, each of the following directors qualifies as an independent director in accordance with NASDAQ’s listing standards: Whit Bouck, Katie Burke, Steve Collins, Jonathan Corr and Scott Miller. In addition, the Board has determined that each of Ms. Bouck and Messrs. Collins and Corr meets the heightened independence requirements for audit committee membership as set forth in Rule 10A-3 under the Exchange Act and the applicable listing standards of NASDAQ. In making these determinations, the Board considered the relationships (if any) that each director (and any of his or her family members) has with the Company and such other facts and circumstances that the Board deemed relevant in making a determination of independence, including beneficial ownership of our common stock.

8 2022 Proxy Statement

Controlled Company Status

The Apax Funds, through their control of Pride Aggregator, own a majority of our outstanding common stock. (See “Security Ownership of Certain Beneficial Owners and Management” below.) As a result, we are a “controlled company.” Under NASDAQ rules, a company of which more than 50% of the voting power for the election of directors is held by an individual, group or another company is a “controlled company” and may elect not to comply with any of the following NASDAQ corporate governance rules required of newly public companies within one year of the date of listing:

1.	to have a board that is composed of a majority of “independent directors”, as defined under the rules of the NASDAQ;

2.	to have a compensation committee that is composed entirely of independent directors; and

3.	to have a nominations committee that is composed entirely of independent directors.

From time to time, we may rely on certain of these exemptions. Although a majority of the Board is currently composed of independent directors, neither the Compensation and Benefits Committee, nor the Nominating and Governance Committee, consists entirely of independent directors. Accordingly, you may not have the same protections afforded to stockholders of companies that are subject to all of the NASDAQ corporate governance requirements.

Board Meetings and Committees

We completed the IPO on July 20, 2021. For our fiscal year ended June 30, 2022 (“fiscal year 2022”), the Board held 5 meetings. Each of the Audit Committee, the Compensation and Benefits Committee and the Nominating and Governance Committee was formed in connection with the IPO. During fiscal year 2022, the Audit Committee met 4 times, the Compensation and Benefits Committee met 4 times and the Nominating and Governance Committee met 2 times. Directors are expected to attend the annual meetings of our stockholders and all or substantially all of the Board meetings and meetings of committees on which they serve. Following the IPO, each director attended at least 75% of the meetings of the Board and the Board committees on which she or he served during fiscal year 2022.

The composition, duties and responsibilities of the Audit, Compensation and Benefits, and Nominating and Governance Committees are as set forth below. In the future, the Board may establish other committees, as it deems appropriate, to assist it with its responsibilities.

Board Member	Audit Committee	Compensation and Benefits Committee	Nominating and Governance Committee

Whit Bouck	X		X

Katie Burke		X (Chair)

Steve Collins	X (Chair)		X

Jonathan Corr	X		X

Scott Miller		X

Jason Wright		X	X (Chair)

Raul Villar, Jr.

Audit Committee

The Audit Committee’s responsibilities include:

•	appointing, approving the compensation of, and assessing the qualifications, performance and independence of our independent registered public accounting firm;

•	pre-approving audit and permissible non-audit services, and the terms of such services, to be provided by our independent registered public accounting firm;

•	reviewing our policies on risk assessment and risk management;

•

reviewing and discussing with management and our independent registered public accounting firm our annual and quarterly financial statements and related disclosures as well as critical accounting policies and practices used by us;

2022 Proxy Statement 9

•	reviewing the adequacy of our internal control over financial reporting;

•	establishing policies and procedures for the receipt and retention of accounting-related complaints and concerns;

•

recommending, based upon the Audit Committee’s review and discussions with management and the independent registered public accounting firm, whether our audited financial statements should be included in our Annual Report on Form 10-K;

•	monitoring our compliance with legal and regulatory requirements as they relate to our financial statements and accounting matters;

•	preparing the Audit Committee report required by the rules of the Securities and Exchange Commission (“SEC”) to be included in our annual proxy statement;

•	reviewing all related party transactions for potential conflict of interest situations and approving all such transactions; and

•	reviewing and discussing with management and our independent registered public accounting firm our earnings releases and scripts.

The Board has affirmatively determined that each of Ms. Bouck and Messrs. Collins and Corr meets the definition of “independent director” for purposes of serving on an audit committee under Rule 10A-3 of the Exchange Act and the applicable NASDAQ listing standards. In addition, the Board has determined that each of Messrs. Collins and Corr qualifies as an “audit committee financial expert” within the meaning of Item 407(d)(5) of Regulation S-K. The written charter of the Audit Committee may be found by visiting the “Governance—Documents and Charters” section of our investor relations website at https://investors.paycor.com.

Compensation and Benefits Committee

The Compensation and Benefits Committee’s responsibilities include:

•	reviewing and approving the corporate goals and objectives relevant to the compensation of our Chief Executive Officer;

•	evaluating the performance of our Chief Executive Officer in light of such corporate goals and objectives, and determining and approving the compensation of our Chief Executive Officer;

•	reviewing and approving the compensation of our other executive officers;

•	administering our incentive compensation plans and any other compensation plans to which the Board has delegated authority to the Compensation and Benefits Committee;

•	reviewing and approving our overall executive compensation philosophy and objectives;

•	annually reviewing, in conjunction with the Board, succession plans for our Chief Executive Officer, other executive officers and other positions deemed critical to the Company’s performance;

•

reviewing our compensation and benefit practices, policies and programs to ensure they do not encourage unnecessary or excessive risk taking, and annually assessing whether any risks arising from such practices, policies and programs are reasonably likely to have a material adverse effect on the Company;

•	reviewing and approving the implementation or revision of any clawback policy;

•	establish and monitor compliance with any stock ownership guidelines applicable to our executive officers or directors;

•	annually reviewing and reassessing the adequacy of the Compensation and Benefits Committee’s charter;

•	appointing, compensating and overseeing the work of any compensation consultant, legal counsel or other advisor retained by the Compensation and Benefits Committee; and

•

assessing the independence of any compensation consultant, legal counsel or other advisor retained by the Compensation and Benefits Committee or management in accordance with the requirements of the NASDAQ listing standards.

10 2022 Proxy Statement

The Board has adopted a written charter for the Compensation and Benefits Committee, which may be found by visiting the “Governance—Documents and Charters” section of our investor relations website at https://investors.paycor.com.

Nominating and Governance Committee

The Nominating and Governance Committee’s responsibilities include (subject, in each case as applicable, to the rights of the Apax Funds under the Director Nomination Agreement as described under “—Director Nomination Agreement” above):

•	developing, and recommending to the Board for its approval, criteria to be considered in selecting nominees for director;

•	identifying and recommending individuals qualified to become members of the Board;

•	developing and recommending to the Board approval standards for determining whether a director is independent;

•

reviewing the size of the Board and ensuring that qualified director candidates with a diversity of gender, ethnicity and tenure are included in each pool of candidates from which nominees for director are chosen;

•	reviewing the Company’s policies, programs and initiatives for employee diversity and inclusion and providing guidance to the Board on diversity matters;

•	considering candidates for director recommended by the Company’s stockholders;

•	reviewing any stockholder proposals and recommending Board responses pursuant to Rule 14a-8 of the Exchange Act;

•	overseeing engagement with stockholders and proxy advisory firms and reviewing proxy advisory firm policies and voting recommendations;

•	reviewing the Board’s leadership structure and recommending changes to the Board as appropriate;

•	reviewing and recommending to the Board the sizes, structure and compositions of the committees of the Board;

•	renewing, proposing changes to the Board or developing, as needed, corporate governance policies;

•

reviewing and discussing with management disclosure of the Company’s corporate governance practices proposed to be included in the Company’s annual proxy statement or annual report on Form 10-K, as applicable;

•	reviewing emerging corporate governance trends and practices and recommending changes to the Company’s corporate governance practices to the Board;

•	developing and recommending to the Board a succession plan for the chief executive officer; and

•	developing, subject to approval by the Board, a process for an annual evaluation of the Board and its committees and overseeing the conduct of this annual evaluation.

The Board has adopted a written charter for the Nominating and Governance Committee, which may be found by visiting the “Governance—Documents and Charters” section of our investor website at https://investors.paycor.com.

Board Leadership Structure

The Board believes that the mix of experienced independent directors, as well as the director affiliated with our controlling stockholder and our Chief Executive Officer, that currently comprise the Board, together with the structure and composition of the committees of the Board, provides strong overall oversight and strategic direction for the Company.

Chair of the Board

Our Corporate Governance Guidelines provide that the offices of Chair of the Board and Chief Executive Officer may be at times combined and at times separated, giving the Board discretion in light of prevailing circumstances. Currently, the positions of Chair of the Board and Chief Executive Officer are held by separate persons. The Board believes this current leadership structure is appropriate for the Company and its stockholders as it allows our Chief Executive Officer to devote more attention to the day-to-day leadership and performance of the Company, with the Chair’s responsibility to, among other things, provide strategic guidance to our Chief Executive Officer.

2022 Proxy Statement 11

The combination or separation of these offices is a matter that is considered periodically by the Board as part of the Company’s succession planning process, based on all of the then-relevant facts and circumstances. Accordingly, the Board may make changes to our leadership structure in the future as it deems appropriate and in the best interests of the Company and its stockholders.

Our Bylaws provide that for so long as the Apax Funds beneficially own in the aggregate (directly or indirectly) at least 30% or more of our Voting Stock, the majority of the directors nominated or designated for nomination by the Apax Funds have the right to designate the Chair of the Board. Accordingly, based on the percentage of our Voting Stock beneficially owned by Pride Aggregator (see “Security Ownership of Certain Beneficial Owners and Management” below), which is controlled by the Apax Funds, the Apax Funds have the effective right to designate the Chair of the Board under our Bylaws.

Jason Wright has served as Chair of the Board since July 2021.

Risk Oversight

The Board oversees an enterprise-wide approach to risk management, designed to support the achievement of organizational objectives, improve long-term organizational performance and enhance stockholder value. A fundamental part of risk management is not only understanding the most significant risks a company faces and what steps management is taking to manage those risks, but also understanding what level of risk is appropriate for a given company. The involvement of the full Board in reviewing our business is an integral aspect of the Board’s assessment of our risk profile and its determination of what constitutes an appropriate or acceptable level of risk.

The Board has overall responsibility for risk oversight, and management provides the Board periodic reports on our compliance programs, including data privacy. While the full Board is committed to the prevention, timely detection, and mitigation of the effects of cybersecurity threats or incidents to the Company, it has delegated oversight of certain risks to its committees. The Audit Committee monitors our major financial and security risk exposures, and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The Audit Committee also monitors compliance with legal and regulatory requirements. The Compensation and Benefits Committee oversees the design and implementation of our compensation policies and programs and monitors the incentives created by these policies and programs to ensure they do not encourage unnecessary or excessive risk taking by our executive officers and other employees. In addition, the Nominating and Governance Committee oversees our major corporate governance risks. We are committed to ensuring the Board and its committees are consistently updated on threats to our business and receive consistent updates on risk mitigation processes.

In connection with its reviews of the operations of our business and through ongoing strategic planning with management, the full Board addresses the primary risks associated with our business. The Board appreciates the evolving nature of our business and industry and is actively involved with monitoring new threats and risks as they emerge. Further, over the course of the past two years, the Board has closely monitored the evolution of the COVID-19 pandemic, including its impacts on our customers and our operations, and the long-term effects the pandemic may have on general economic conditions.

At periodic meetings of the Board and its committees, management reports to and seeks guidance from the Board and its committees with respect to the most significant risks that could affect our business, such as risks associated with our operations, technology and competition, cybersecurity and privacy risks, and legal, financial, tax and audit related risks.

Code of Ethics

We have adopted a Code of Ethics that applies to all our directors, officers and employees, including those officers responsible for financial reporting. Our Code of Ethics is posted under the “Governance—Documents and Charters” section of our investor relations website at https://investors.paycor.com. We intend to disclose any amendments to the Code of Ethics, or any waivers by the Board of its requirements for any of our directors or executive officers, on our website to the extent required by SEC and/or NASDAQ rules.

Anti-Hedging and Anti-Pledging Policy

Pursuant to our Insider Trading Policy, we prohibit directors, officers and other employees from engaging in hedging or monetization transactions, including the use of financial instruments such as prepaid variable forwards, equity swaps, collars and exchange funds. Additionally, directors, officers and other employees are prohibited from holding our securities in a margin account or otherwise pledging our securities as collateral for a loan.

12 2022 Proxy Statement

Compensation Committee Interlocks and Insider Participation

No interlocking relationships exist between the members of the Board and the board or compensation committee of any other company.

Communications by Stockholders with the Board

Stockholders may contact an individual director, the Board as a group, or a specified Board committee or group, including the independent directors as a group, by sending regular mail to:

Paycor HCM, Inc.

4811 Montgomery Road

Cincinnati, OH 45212

Attn: Board of Directors

c/o Chief Legal Officer and Secretary

Each communication should specify which director or directors the communication is addressed to, as well as the general topic of the communication. Paycor will receive the communications and process them before forwarding them to the addressee. Paycor may also refer communications to other departments within Paycor. Paycor generally will not forward to the directors a communication that is primarily commercial in nature, relates to an improper or irrelevant topic, or requests general information regarding Paycor.

2022 Proxy Statement 13

CORPORATE SOCIAL RESPONSIBILITY

Since our founding over 30 years ago, corporate social responsibility has been a key business tenet. We recognize the importance of Environmental, Social and Governance (“ESG”) issues and remain committed to extending the consideration of ESG factors in connection with our business operations and investment practices.

Governance

Paycor has an ESG Committee that consists of a cross-functional group of leaders and employees from departments including finance, investor relations, human resources, legal and facilities. This committee assists the Board and executive management team in developing our ESG strategy, identifying ESG risks and opportunities, including regulatory changes and compliance, setting initiatives and tracking our performance. The Audit Committee assists the Board with ESG oversight from a reporting and procedural perspective and the Nominating and Governance Committee assists the Board with ESG oversight with respect to strategy, communication and stockholder engagement.

Ethics & Compliance

Paycor has a culture of integrity, honesty and ethical behavior. Paycor maintains a Code of Ethics that applies to all of its employees, officers and directors, with an additional policy for senior officers responsible for financial reporting.

Every Paycor employee completes comprehensive training when hired and annually thereafter. Our training includes our Code of Ethics, anti-bribery, discrimination harassment prevention, privacy, security, fraud, and related internal controls. A third-party whistleblower and ethics hotline is managed by our internal audit department, which reports into the Audit Committee.

Our supplier conduct guidelines are designed to help ensure that our partners adhere to the same high standards of integrity and ethics. In addition, many of our solutions are designed to assist clients with their compliance to certain U.S. federal, state and local laws and regulations that apply to them.

Data Governance

Paycor is dedicated to protecting the privacy and security of our clients’ information and has implemented mechanisms necessary to do so across our organization. We align to internationally recognized frameworks that demonstrate this commitment, including the AICPA’s SOC 2 Type 1, SOC 2 Type 2, U.S. Privacy Shield, and the EU General Data Protection Regulation (GDPR).

Our platform is designed with security as a top consideration and employs a defense-in-depth strategy through administrative, physical, and technical safeguards to ensure the protection, confidentiality, and integrity of our customers’ data. Paycor is certified by a voluntary accreditation program from the National Automated Clearing House Association, which governs the United States’ automated clearing house network and payment system. Paycor undergoes regular assessments of our processes and controls as part of our annual SSAE 18 audit for SOC 1 and SOC 2 by an independent public accounting firm. We continuously monitor our network and endpoint-based security threats along with antivirus software to guard against trojans, worms, viruses, and other malware.

Paycor has a robust Business Continuity Policy and Plan in place with dedicated staff focused on inventorying critical processes, technologies and people. Business Impact Analyses are performed on an ongoing basis to understand the process criticality, helping drive restoration prioritization as well as identifying key areas where workarounds during a continuity event may be required. We also have an Incident Response Plan aligned to the National Institute of Standards and Technology (NIST) guidelines. We have tested disaster recovery processes and technologies and regularly conduct tabletop business continuity exercises.

Social

People are at the heart of everything we do. Our culture is guided by principles that encourage our associates to thrive and bring their whole selves to work. We focus on upskilling and developing our associates, fostering leadership at every level, and providing resume-building experiences in a virtual-first work environment. Paycor was recognized as a Top Workplace in 2021 and 2022 and a Top Workplace for Diversity, Equity and Inclusion Practices in 2021 by Energage.

14 2022 Proxy Statement

Talent Acquisition and Development

Paycor strives to provide best-in-class benefits, performance rewards, and career development opportunities to attract and retain top talent. Paycor recently expanded benefit options to include domestic partner coverage. In an effort to further invest in our associates, bolster associate engagement and align our associates’ interests with stockholders’ objectives, we provide a one-time, new hire equity grant to every eligible full-time associate, which is subject to a vesting period. Paycor supports professional development through tuition reimbursement, industry credential support, career coaching, 100+ classes covering technical, leadership, and professional skills, and tailored development plans.

Diversity, Equity & Inclusion

DE&I is a priority at Paycor, and we strive to create a culture of inclusion and belonging for all. For us, that means committing to strategic education, transparency, equity & equality, and purpose for the work. In fiscal year 2021, we hired a leader of DE&I to create and execute a strategic plan for DE&I, and our CEO signed the CEO Action Pledge for Diversity & Inclusion™, the largest CEO-driven business commitment to advance diversity and inclusion in the workplace.

Our DE&I strategy is guided by four pillars that outline the foundation of our action steps as they relate to the goals of the entire organization.

1.	Strategic Education and Awareness

2.	Transparency in our Data

3.	Equity of Pay, Hiring and Treatment of Targeted Populations

4.	Purpose and Perspective

We established corporate goals to increase the inclusion and belonging of, and the number of associates and leaders from, underrepresented groups and plan to continue to evolve these goals over time to improve representation. As of June 30, 2022, we had approximately 2,300 associates, with women representing 50.3% of our associates and 40.6% of our leaders (manager and above) and Black, Indigenous and People of Color representing 25.2% of our associates and 16.0% of our leaders.

We work to create a culture that supports and embraces the rich mosaic of diversity in our associates, customers, and partners. We are passionate about encouraging individuality and authenticity. We regularly review our workforce’s compensation to help ensure everyone is paid equally for equal work and address any unexplained gaps. We have incorporated our DE&I strategy and learning into associate onboarding and leader training as our associates play a key role in fostering a culture of inclusion.

Additionally, our commitment to DE&I is reflected through our six Employee Resource Groups (“ERGs”). We believe our ERGs create a community of inclusion and belonging and create a safe space for learning and dialogue around the celebrations and challenges that diverse communities face. Each ERG has an executive sponsor and is supported by senior leaders across the Company.

Community Giving

Giving back is in our DNA. We empower our associates to make a difference in a way that we believe is meaningful to them. We dedicate several days each year for Paycor It Forward, where our associates give back to the communities where we live and work. Our Community Partners program is a grassroots organization funded by associates who choose to give their own time and resources to serve. The Paycor Community Impact Fund provides project grants to local philanthropic organizations.

Environment

Paycor is committed to responsible use of natural resources and reducing our consumption where feasible. For example, we have made a commitment to purchase only ENERGY STAR certified IT assets to conserve energy. We also have several company-wide green initiatives to reduce consumption of energy, water and waste and to recycle.

As part of our supplier code of conduct, we seek to engage partners who share our sustainability goals. We are migrating from on-premises data centers to cloud-hosted facilities in an effort to increase efficiency and security while reducing environmental impact.

2022 Proxy Statement 15

EXECUTIVE OFFICERS

Below is a list of the names, ages, positions, and a brief account of the business experience of the individuals who serve as executive officers of Paycor as of June 30, 2022:

Name	Age	Position

Raul Villar, Jr.	54	Chief Executive Officer and Director

Adam Ante	41	Chief Financial Officer

Ryan Bergstrom	43	Chief Product Officer

Alice Geene	50	Chief Legal Officer and Secretary

Charles (“Chuck”) Mueller	52	Chief Revenue Officer

Raul Villar, Jr. has served as our Chief Executive Officer since July 2019 and as member of the Board since January 2021. His biography can be found above under “Corporate Governance – Continuing Directors Whose Terms Expire in 2024.”

Adam Ante has served as our Chief Financial Officer since September 2019, previously serving as the Deputy Chief Financial Officer from February 2019 to September 2019, and the Senior Vice President of Financial Planning and Analysis and Corporate Development from April 2017 to February 2019. Prior to joining Paycor, Mr. Ante held various finance related senior leadership roles from October 2009 to March 2017 at Vantiv, a payment processor, previously a line of business within Fifth Third Bank, and now a division of FIS, Inc. Mr. Ante earned a Bachelor of Business Administration in Finance and International Business from the University of Cincinnati and a Master of Business Administration from Xavier University.

Ryan Bergstrom has served as our Chief Product Officer, leading Paycor’s strategy for its HCM product suite, since February 2018. He has over twenty years of product experience in the HCM industry. Previously, Mr. Bergstrom served as Vice President, Product Management at Ultimate Software, a global HCM company, from August 2016 to January 2018. He has also held product development and leadership roles at Epicor, a business software company, and SPECTRUM, a leading internet provider. Mr. Bergstrom earned a Bachelor of Science with special attainments in commerce, business administration from Washington & Lee University.

16 2022 Proxy Statement

Alice Geene has served as our Chief Legal Officer and Secretary since October 2020. Ms. Geene was previously Chief Legal and People Officer at Rewards Network, a fintech company serving small and medium-sized businesses, from April 2018 to September 2020 and served as Senior Vice President of Corporate Affairs, General Counsel and Secretary from April 2014 to April 2018. She was General Counsel of Trustwave Holdings, Inc., a cybersecurity solutions company, from September 2012 to January 2014, and she held senior in-house legal roles at Orbitz Worldwide, Inc., a publicly traded online travel company, from February 2005 to August 2012. Ms. Geene earned a Bachelor of Arts from Harvard College, a Juris Doctor from Harvard Law School, and has over 20 years of technology industry experience.

Charles (“Chuck”) Mueller has served as our Chief Revenue Officer, leading our Sales and Marketing teams, since February 2020. Mr. Mueller has thirty years of experience in the HCM industry. Previously, Mr. Mueller served as the Executive Vice President, Sales at Fleetcor, an S&P 500 company focused on digital payment solutions, from January 2019 to January 2020. Mr. Mueller also served in various senior sales roles at ADP, an S&P 500 HCM company, including General Manager for the Northeast Region, from June 1992 to January 2019. Mr. Mueller earned a Bachelor of Science from Georgia Southern University.

2022 Proxy Statement 17

EXECUTIVE COMPENSATION

The following section discusses the material components of the executive compensation program for our Chief Executive Officer and our two other most highly compensated executive officers (who we collectively refer to as our “named executive officers” or “NEOs”) for fiscal year 2022. As an “emerging growth company” (within the meaning of the Securities Act of 1933, as amended (the “Securities Act”)), we have opted to provide compensation information pursuant to the scaled disclosure rules applicable to emerging growth companies. Under these rules, we are required to provide only a Summary Compensation Table and table of Outstanding Equity Awards at Fiscal Year-End, as well as specified narrative disclosure regarding executive compensation for fiscal year 2022. We are also exempt from the requirements to hold a nonbinding stockholder advisory vote on executive compensation and to provide information relating to the ratio of total compensation of our Chief Executive Officer (“CEO”) to the median of the annual total compensation of all of our employees, each as otherwise would be required by the Dodd-Frank Wall Street Reform and Consumer Protection Act.

This discussion may contain forward-looking statements that are based on our current plans, considerations, expectations, and determinations regarding future compensation programs. Actual compensation programs that we adopt in the future may differ materially from the currently planned programs summarized in this discussion.

Named Executive Officers

For fiscal year 2022, our named executive officers and their positions were as follows:

Named Executive Officer	Position

Raul Villar, Jr.	Chief Executive Officer

Adam Ante	Chief Financial Officer

Chuck Mueller	Chief Revenue Officer

Compensation Processes and Procedures

The Compensation and Benefits Committee determines and approves the compensation of our NEOs. During fiscal year 2022, the Compensation and Benefits Committee engaged Compensia, Inc. (“Compensia”) to serve as its independent compensation consultant. The compensation consultant worked directly for the Compensation and Benefits Committee (and not on behalf of management) and assists the Compensation and Benefits Committee in evaluating our executive and non-employee director compensation programs, including peer group composition, competitive pay benchmarking, compensation program design, and staying abreast of broader market practices and trends. The compensation consultant performed no other work for the Company for fiscal year 2022.

Annually, the Compensation and Benefits Committee evaluates the performance of our CEO based on the corporate and/or individual goals relevant to his compensation that it establishes at the start of the respective fiscal year. Our CEO does not participate in, nor is he present during, his own performance evaluation undertaken by the Compensation and Benefits Committee and does not recommend his own compensation (other than completing a self-assessment of performance achievements against the goals previously established by the Compensation and Benefits Committee). For our NEOs other than our CEO, the Compensation and Benefits Committee receives annual performance assessments and compensation recommendations from our CEO. Neither of the other NEOs plays any role in decisions affecting their compensation, except for discussing their annual, individual performance goals (and their self-assessment of their respective achievement of those goals) with our CEO.

Compensation Risk Assessment

In reviewing our compensation programs, the Compensation and Benefits Committee considers whether the programs encourage unnecessary or excessive risk taking. During fiscal year 2022, Compensia, at the request of the Compensation and Benefits Committee, performed a risk assessment of the Company’s compensation programs, which included a review of the design and features of the programs and also took into consideration compensation philosophy, performance management and program governance. The Compensation and Benefits Committee does not believe that the Company’s compensation programs create risks that are reasonably likely to have a material adverse effect on the Company.

18 2022 Proxy Statement

Fiscal Year 2022 Summary Compensation Table

The following table presents summary information regarding the total compensation awarded to, earned by, and paid to our NEOs for fiscal years 2022 and 2021.

Name and Principal Position	Year	Salary	Bonus	Option Awards(1)	Stock Awards(1)	Non-equity Incentive Plan Compensation(2)	All Other Compensation(3)	Total

Raul Villar, Jr., Chief Executive Officer	2022	$550,000	$—	$3,437,497	$4,035,312	$720,500	$29,393	$8,772,702
	2021	$476,924	$—	$—	$—	$627,000	$11,811	$1,115,735

Adam Ante, Chief Financial Officer	2022	$400,000	$—	$1,624,999	$1,907,604	$419,200	$41,659	$4,393,462
	2021	$339,039	$—	$—	$716,550	$364,800	$18,686	$1,439,075

Chuck Mueller, Chief Revenue Officer	2022	$400,000	$—	$1,250,000	$1,467,369	$524,000	$47,834	$3,689,203
	2021	$367,692	$600,000	$—	$—	$456,000	$14,115	$1,437,807

(1)

The amounts reported in this column for fiscal year 2022 represent the aggregate grant date fair value of stock options and restricted stock units (“RSUs”) granted to the NEOs pursuant to the Paycor HCM, Inc. 2021 Omnibus Incentive Plan (the “2021 Plan”) on July 20, 2021 and July 23, 2021, respectively, computed in accordance with the Financial Accounting Standards Board’s Accounting Standard Codification 718 Compensation-Stock Compensation (“ASC 718”). See Note 14, “Equity Compensation Plans” to our Consolidated Financial Statements in our Annual Report on Form 10-K for the fiscal year ended June 30, 2022 for a discussion of the relevant assumptions used in calculating the aggregate grant date fair value of these awards.

(2)

The amounts reported in this column for fiscal year 2022 reflect performance-based bonuses earned by each NEO for the one-year performance period ended June 30, 2022 based on the achievement of predetermined corporate performance objectives. See “— Narrative Disclosure to Summary Compensation Table–Non-Equity Incentive Compensation (Performance Based Annual Cash Incentive Awards)” below.

(3)

The amounts reported in this column for fiscal year 2022 are as follows: (i) for Mr. Villar, $2,021 for mobile communication-related expenses, $13,688 in 401(k) employer contributions, $1,000 in HSA employer contributions and $12,684 for travel, expenses and tax gross-up payments associated with various employee incentive trips, (ii) for Mr. Ante, $1,802 for mobile communication-related expenses, $9,980 in 401(k) employer contributions, $962 in HSA employer contributions and $28,915 for travel, expenses and tax gross-up payments associated with various employee incentive trips and (iii) for Mr. Mueller, $1,440 for mobile communication-related expenses, $7,800 in 401(k) employer contributions and $38,594 for travel, expenses and tax gross-up payments associated with various employee incentive trips.

Narrative Disclosure to Summary Compensation Table

The compensation of our NEOs generally consists of base salaries, performance-based annual cash bonus opportunities, long-term incentive compensation in the form of profits interests and other benefits, as described below.

Base Salary

Each of our NEOs is paid a base salary commensurate with his position, experience, skills, duties and responsibilities. At the commencement of fiscal year 2022, Messrs. Villar’s, Ante’s, and Mueller’s annualized base salaries were set at $550,000, $400,000, and $400,000, respectively. None of our NEOs received a base salary increase during fiscal year 2022.

In August 2022, the Compensation and Benefits Committee approved a $35,000 increase to Mr. Villar’s base salary (to $585,000 annually), which increase will be made effective during fiscal year 2023. Neither of the other NEOs received a base salary increase for fiscal year 2023.

Non-Equity Incentive Compensation-Performance Based Annual Cash Incentive Awards

Each of our NEOs has a performance-based annual cash bonus opportunity that is based upon the achievement of performance metrics approved at the beginning of the fiscal year by the Compensation and Benefits Committee, which for fiscal year 2022 included objectives related to revenue, adjusted operating income margin, and net revenue retention.

For purposes of the fiscal year 2022 performance-based bonus program, Messrs. Villar’s, Ante’s, and Mueller’s target annual bonuses were 100%, 80%, and 100% of their annualized base salaries, respectively. The amounts shown in the Summary Compensation Table, above, under the column “Non-Equity Incentive Plan Compensation” for fiscal year 2022 represent cash bonus payments approved by the Compensation and Benefits Committee based on its assessment of the individual performance of each of our NEOs and the Company’s actual performance against pre-established performance metrics.

2022 Proxy Statement 19

Employment Agreements

In connection with the IPO, the Company amended and restated its employment agreements with each of the NEOs that memorialized their then-current base salary and target bonus opportunity. In addition to the material terms summarized below, each employment agreement provides for customary restrictive covenants including confidentiality, assignment of inventions, non-competition during the employment term and for 18 months thereafter, and non-solicitation of customers, employees and independent contractors during the employment term and for 18 months thereafter and certain severance benefits.

Villar Employment Agreement

The Company’s employment agreement with Mr. Villar, which was entered into effective as of July 20, 2021 (the “Villar Agreement”), provides for an initial three-year term, subject to successive one-year extensions thereafter, unless either party elects not to permit such automatic non-renewal with at least 90 days’ prior written notice. Under the Villar Agreement, Mr. Villar is entitled to receive an annual base salary of $550,000 (which base salary has been approved by the Compensation and Benefits Committee to be increased to $585,000 effective during fiscal year 2023) and is eligible to receive an annual bonus, with the target being equal to 100% of his annual base salary, based upon the achievement of predetermined performance parameters. In addition, Mr. Villar is eligible to receive certain severance benefits under the Villar Agreement in the event of a qualifying termination of his employment as further described under the section entitled “—Potential Payments Upon a Termination or Change in Control” below.

Ante Employment Agreement

The Company’s employment agreement with Mr. Ante, which was entered into effective as of July 20, 2021 (the “Ante Agreement”), provides for an initial three-year term, subject to successive one-year extensions thereafter, unless either party elects not to permit such automatic non-renewal with at least 90 days’ prior written notice. Under the Ante Agreement, Mr. Ante is entitled to receive an annual base salary of $400,000 and is eligible to receive an annual bonus, with the target being equal to 80% of his annual base salary, based upon the achievement of predetermined performance parameters. In addition, Mr. Ante is eligible to receive certain severance benefits under the Ante Agreement in the event of a qualifying termination of his employment as further described under the section entitled “—Potential Payments Upon a Termination or Change in Control” below.

Mueller Employment Agreement

The Company’s employment agreement with Mr. Mueller, which was entered into effective as of July 20, 2021 (the “Mueller Agreement”), provides for an initial three-year term, subject to successive one-year extensions thereafter, unless either party elects not to permit such automatic non-renewal with at least 90 days’ prior written notice. Under the Mueller Agreement, Mr. Mueller is entitled to receive an annual base salary of $400,000 and is eligible to receive an annual bonus, with the target being equal to 100% of his annual base salary, based upon the achievement of predetermined performance parameters. In addition, Mr. Mueller is eligible to receive certain severance benefits under the Mueller Agreement in the event of a qualifying termination of his employment as further described under the section entitled “—Potential Payments Upon a Termination or Change in Control” below.

Potential Payments upon a Termination or Change in Control

Severance Benefits under Employment Agreements – Each of the employment agreements we entered into with the NEOs provides that if the NEO’s employment is terminated by the Company other than for “cause” (and other than due to the NEO’s death or “disability”), or the NEO resigns for “good reason,” each as defined in the respective NEO’s employment agreement, subject to their execution and non-revocation of a fully effective release of claims in favor of the Company and continued compliance with applicable restrictive covenants, the respective NEO is eligible to receive (i) continuation of his then-current base salary for a period of 12 months, (ii) 50% of his then-target bonus (payable when bonuses are otherwise paid to other senior executives of the Company), and (iii) 12 months (or such earlier date that the respective NEO becomes eligible to receive health benefits as a result of subsequent employment or service) of continued premium payments under the Company’s group health plans pursuant to U.S. Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), at the same cost applicable to active employees of the Company.

Executive Change in Control Severance Plan – The Company maintains the Executive Change in Control Severance Plan (the “Executive CIC Severance Plan”) under which each NEO is eligible to receive increased severance benefits in the event of a qualifying termination of his employment within the three months prior to or 12 months following a “change in control” of the Company, as defined under the 2021 Plan. In addition to the material terms summarized below, the Executive CIC Severance Plan subjects each NEO to customary restrictive covenants including confidentiality, non-disparagement, non-competition during the employment term and for 12 months thereafter, and non-solicitation of employees, representatives, officers or directors or customers or potential customers during the employment term and for 12 months thereafter.

20 2022 Proxy Statement

The Executive CIC Severance Plan provides that, if within three months prior to or 12 months following a change in control the NEO undergoes a “termination for good reason” or a “termination of employment” other than a “termination for cause” or due to “disability”, each as defined under the Executive CIC Severance Plan, and subject to his execution and non-revocation of a fully effective release of claims in favor of the Company and continued compliance with the applicable restrictive covenants as described above, the respective NEO is eligible to receive, in lieu of any severance entitlements under his employment agreement or any other plan or agreement: (i) an amount in cash equal to the sum of (a) his then-current annual base salary (times a multiple of 1.5 in the case of Mr. Villar), and (b) 75% (100% for Mr. Villar) of his then-current target annual bonus, payable in equal installments over 12 months (18 months for Mr. Villar), and (ii) reimbursement for the cost of health insurance continuation coverage under COBRA of continued premium payments under the Company’s group health plans pursuant to COBRA, at the same cost applicable to active employees of the Company for 12 months (18 months for Mr. Villar) or, if earlier, the date that the respective NEO becomes eligible to receive health benefits as a result of subsequent employment or service. Additionally, to the extent the respective NEO holds unvested equity awards granted under the 2021 Plan that vest solely based on continued employment with the Company and its affiliates, any unvested awards will accelerate and vest as of his termination date.

2021 Omnibus Incentive Plan – The stock options and RSUs granted to each NEO under the 2021 Plan accelerate and fully vest in the event of the respective NEO’s termination other than for “cause” (and not due to death or “disability”) on or following a “change in control,” each as defined in the 2021 Plan. In the event of an NEO’s termination due to death or disability, any vested stock options held by the respective NEO will remain exercisable until the earlier of one year from the termination date and the options’ expiration date. In the event of an NEO’s termination by the Company without cause, any vested stock options held by the respective NEO will remain exercisable until the earlier of 90 days from the termination date and the options’ expiration date. In the event of a voluntary resignation by an NEO, any vested stock options held by the respective NEO will remain exercisable until the earlier of 30 days from the termination date and the options’ expiration date. In the event of an NEO’s termination by the Company for cause, any stock options held by the respective NEO will expire whether or not vested.

Outstanding Equity Awards at Fiscal 2022 Year-End

The following table summarizes, for each of the NEOs, the number of shares of our common stock underlying outstanding stock options and RSUs as of June 30, 2022.

	Option Awards										Stock Awards
Name	Grant Date	Vesting Commencement Date	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)		Option Expiration Date		Number of Shares or Units of Stock that have not Vested (#)		Market Value of Shares or Units of Stock that have not Vested ($)(2)

Raul Villar, Jr.	8/22/2019	7/1/2019	5,863	(1)	6,637	(1)	N/A	(3)	N/A	(3)	—		—

Raul Villar, Jr.	7/20/2021	—	—		367,254		$23.00		7/20/2031		—		—

Raul Villar, Jr.	7/23/2021	—	—		—		—		—		149,456	(4)	3,885,856

Adam Ante	4/1/2019	11/2/2018	277	(1)	213	(1)	N/A	(3)	N/A	(3)	—		—

Adam Ante	11/20/2019	10/1/2019	1,538	(1)	1,972	(1)	N/A	(3)	N/A	(3)	—		—

Adam Ante	4/1/2021	—	—		—		—		—		25,787	(5)	670,462

Adam Ante	7/20/2021	—	—		173,611		$23.00		7/20/2031		—		—

Adam Ante	7/23/2021	—	—		—		—		—		70,652	(4)	1,836,952

Chuck Mueller	2/20/2020	1/1/2020	2,441	(1)	3,559	(1)	N/A	(3)	N/A	(3)	—		—

Chuck Mueller	7/20/2021	—	—		133,547		$23.00		7/20/2031		—		—

Chuck Mueller	7/23/2021	—	—		—		—		—		54,347	(4)	1,413,022

(1)

These amounts represent Class B Units granted to our NEOs pursuant to the 2019 Paycor Equity Incentive Plan (the “2019 Plan”). The Class B Units are intended to be profits interests for federal income tax purposes and represent the right to receive distributions from Pride Aggregator after the members of Pride Aggregator have received their contributed capital and earned a specified return of their contributed capital. Despite the fact that the Class B Units do not require the payment of an exercise price by the holder, they are most similar economically to stock options. Accordingly, they are classified as “options” under the definition provided in the Item 402(a)(6)(i) of Regulation S-K as an instrument with an “option-like feature.” See Note 14, “Equity Compensation Plans” to our Consolidated Financial Statements in our Annual Report on Form 10-K for the fiscal year ended June 30, 2022 for additional details regarding these awards. At the time of grant, 50% of the Class B Units were subject to time-based vesting, and 50% of the Class B Units were subject to the satisfaction of certain performance-based vesting conditions. In connection with the IPO, the performance-based

2022 Proxy Statement 21

Class B Units were converted to time-based Class B Units, with 25% of the Class B Units having vested on each of the six and 12 month anniversaries of the IPO, and the balance of the Class B Units vesting in equal installments on the 18 and 24-month anniversaries of the IPO, subject to the respective NEO’s continuous service with us through the applicable vesting date (with a three-month vesting tail period if the respective NEO were to be terminated by the Company other than for “cause”, due to death or “disability”, or due to his resignation for “good reason”, each as defined under the 2019 Plan).

(2)

The aggregate market values reported in this column are calculated by multiplying the unvested shares by $26.00, the closing price of a share of our common stock on June 30, 2022 as reported on NASDAQ.

(3)

The Class B Units are not traditional options and do not require the payment of an exercise price by the holder or have an expiration date. Instead, the holders of the Class B Units participate in distributions attributable to the appreciation in the fair market value of Pride Aggregator, or profits of Pride Aggregator, after their respective dates of grant.

(4)

These amounts represent RSUs granted to our NEOs. One-third of the RSUs vest on the first anniversary of the grant date, and the remaining two-thirds of the RSUs vest in eight equal quarterly installments thereafter, subject to the NEO’s continued employment with the Company through the applicable vesting date.

(5)

Represents the unvested portion of the RSUs issued to Mr. Ante in settlement of Long Term Incentive Plan units (“LTIP Units”) previously granted to him during fiscal year 2021 under the Company’s Top Talent Equity Incentive Plan. The LTIP Units were participation interests in a phantom pool of Class B Units, which entitled the holder to, at the Company’s discretion, a cash or stock payment on certain determination dates if an initial public offering of the Company occurred and the holder remained employed by the Company on such date. In connection with the IPO, these LTIP Units were converted into a number of RSUs having equivalent fair market value to the value of the LTIP Units. Twenty percent (20%) of the RSUs issued upon conversion of the LTIP Units vested on each of the date of the IPO and the six and 12 month anniversaries of the IPO, with the balance of these RSUs vesting in equal installments on the 18 and 24 month anniversaries of the IPO.

22 2022 Proxy Statement

DIRECTOR COMPENSATION

On January 27, 2021, the Compensation and Benefits Committee approved a non-employee director compensation policy, which consists of: (i) a board retainer of $50,000 (plus an additional $50,000 for the Non-Executive Board Chair); (ii) a committee member retainer ($10,000 for the Audit Committee, $7,500 for the Compensation and Benefits Committee and $5,000 for the Nominating and Governance Committee); (iii) a committee chair retainer ($20,000 for the Audit Committee, $15,000 for the Compensation and Benefits Committee and $10,000 for the Nominating and Governance Committee); and (iv) an annual equity grant in the form of $170,000 in RSUs with a one-year vesting term, which are granted in October of each year. The retainers are paid monthly and prorated for any partial year of service on the Board.

The following table presents the total compensation for each person who served as a non-employee member of the Board during fiscal year 2022 (each director whose name appears in the table below is hereinafter referred to as a “compensation-eligible director”). Other than as set forth in the table, we did not pay any compensation, reimburse any expense of, make any equity awards or non-equity awards to, or pay any other compensation to, any of the other non-employee members of the Board or representatives of the Apax Funds during fiscal year 2022. Mr. Villar, our CEO, and the representatives of the Apax Funds (i.e., Messrs. Kajaria and Wright) who served on the Board during fiscal year 2022 received no compensation for service as directors. The compensation received by Mr. Villar as an employee of the Company is presented in “Executive Compensation – Summary Compensation Table” above.

Name	Fees earned or paid in cash ($)	Stock Awards (1)	Total

Whit Bouck	$65,000	$199,557	$264,557

Katie Burke	$65,000	$199,557	$264,557

Steve Collins	$75,000	$199,557	$274,557

Jonathan Corr	$62,083	$651,510	$713,593

Scott Miller	$57,500	$199,557	$257,057

(1)

The amounts reported in the “Stock Awards” column reflect the aggregate grant date fair value of RSUs granted to each compensation-eligible director under the 2021 Plan, computed in accordance with ASC 718. 7,391 RSUs were granted to each of Mmes. Bouck and Burke and Messrs. Collins and Miller, effective July 23, 2021, and vest one year following the grant date. Mr. Corr received a grant of 24,130 RSUs, effective July 23, 2021, which was made in part to compensate for the fact that Mr. Corr joined the Board after the 2019 Plan had been discontinued, and thus was not eligible for an award of Class B Units that had been previously granted to the other compensation-eligible directors. One-fourth of Mr. Corr’s RSUs vested on April 1, 2022, and the remaining three-fourths of the RSUs vest in 12 equal quarterly installments thereafter. In the event of a termination other than for “cause” (and not due to death or “disability”) on or following a “change in control” (each as defined under the 2021 Plan) or a termination due to death or disability, any unvested RSUs will automatically accelerate and vest.

The following table reflects the aggregate number of outstanding RSUs held by each compensation-eligible director as of the end of fiscal year 2022:

Name

Whit Bouck	7,391

Katie Burke	7,391

Steve Collins	7,391

Jonathan Corr	18,098

Scott Miller	7,391

2022 Proxy Statement 23

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Policies for Approval of Related Party Transactions

We have adopted a policy with respect to the review, approval, and ratification of related party transactions. Under the policy, our Audit Committee is responsible for reviewing and approving related party transactions. In the course of its review and approval of related party transactions, our Audit Committee considers the relevant facts and circumstances to decide whether to approve such transactions. In particular, our policy requires our Audit Committee to consider, among other factors it deems appropriate:

•	the related party’s relationship to us and interest in the transaction;

•	the material facts of the proposed transaction, including the proposed aggregate value of the transaction;

•	the impact on a director’s independence in the event the related party is a director or an immediate family member of the director;

•	the benefits to us of the proposed transaction;

•	if applicable, the availability of other sources of comparable products or services; and

•	an assessment of whether the proposed transaction is on terms that are comparable to the terms available from an unrelated third party.

The Audit Committee may only approve those transactions that are in, or are not inconsistent with, our best interests and those of our stockholders, as the Audit Committee determines in good faith.

In addition, under our Code of Ethics, our employees and directors have an affirmative responsibility to disclose any transaction or relationship that reasonably could be expected to give rise to a conflict of interest.

Related Party Transactions

Other than compensation arrangements for our directors and NEOs, which are described in the section entitled “Executive Compensation”, below we describe transactions since July 1, 2021 to which we were a participant or will be a participant, in which:

•	the amounts involved exceeded or will exceed $120,000; and

•

any of our directors, executive officers, or holders of more than 5% of our capital stock, or any member of the immediate family of, or person sharing the household with, the foregoing persons, had or will have a direct or indirect material interest.

Director Nomination Agreement

For a description of the Director Nomination Agreement that we are party to with the Apax Funds, see “Corporate Governance – Director Nomination Agreement.”

One of our current directors (and the Chair of the Board) – Jason Wright – is an Equity Partner of Apax Partners, which is an investment advisor to the Apax Funds. During his service on the Board, Umang Kajaria was a Partner of Apax Partners.

Registration Rights Agreement

We are party to a registration rights agreement with Pride Aggregator and the Preferred Holders (as defined therein) of Registrable Securities (as defined below). Pride Aggregator is entitled to request that we register Pride Aggregator’s shares on a long-form or short-form registration statement on one or more occasions in the future, which registrations may be “shelf registrations.” Pride Aggregator is also entitled to participate in certain of our registered offerings, subject to the restrictions in the registration rights agreement. We will pay Pride Aggregator’s expenses in connection with Pride Aggregator’s exercise of these rights. Pride Aggregator and the Preferred Holders are also entitled to customary “piggyback” registration rights. In addition, on the first anniversary of our IPO or as promptly as practicable thereafter, so

24 2022 Proxy Statement

long as the Company is then-eligible to use any applicable short-form registration statement, the Company will use its reasonable best efforts to cause a registration statement for the sale or distribution by the Preferred Holders, and any other holders approved by Pride Aggregator, of the Registrable Securities held by such holders on a delayed or continuous basis pursuant to Rule 415, to be filed and declared effective under the Securities Act. The registration rights described in the above paragraph apply to (i) shares of common stock held by Pride Aggregator or any of its affiliates (ii) shares of common stock held by any Preferred Holder or any of its affiliates, (iii) shares of common stock held by any Other Investors (as defined in the registration rights agreement) or any of their affiliates, and (iv) any equity securities of the Company or any subsidiary issued or issuable with respect to the common stock described in clauses (i), (ii), or (iii) with respect to any dividend, distribution, recapitalization, reorganization, or certain other corporate transactions, or Registrable Securities (clauses (i) through (iv) collectively referred to as “Registrable Securities”). These registration rights are also for the benefit of any subsequent holder of Registrable Securities; provided that any particular securities will cease to be Registrable Securities when they have been sold in a registered public offering, sold in compliance with Rule 144 of the Securities Act, or repurchased by us or our subsidiaries. In addition, any Registrable Securities held by a person other than Pride Aggregator or its affiliates that may be sold under Rule 144(b)(1)(i) without limitation under any of the other requirements of Rule 144 will cease to be Registrable Securities.

Indemnification of Officers and Directors

We have entered into indemnification agreements with each of our executive officers and directors. The indemnification agreements provide the executive officers and directors with contractual rights to indemnification, expense advancement, and reimbursement, to the fullest extent permitted under the Delaware General Corporation Law (the “DGCL”). Additionally, we may enter into indemnification agreements with any new directors or officers that may be broader in scope than the specific indemnification provisions contained in the DGCL.

2022 Proxy Statement 25

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information about the beneficial ownership of our common stock as of September 9, 2022 for:

•	each person or group known to us who beneficially owns more than 5% of our common stock;

•	each of our directors;

•	each of our NEOs; and

•	all of our directors and executive officers as a group.

Each stockholder’s percentage ownership is based on 175,643,109 shares of our common stock outstanding as of September 9, 2022. Beneficial ownership for the purposes of the following table is determined in accordance with the rules and regulations of the SEC. These rules generally provide that a person is the beneficial owner of securities if such person has or shares the power to vote or direct the voting thereof, or to dispose or direct the disposition thereof, or has the right to acquire such powers within 60 days. Shares of our common stock subject to stock options that are currently exercisable or exercisable within 60 days of September 9, 2022, are deemed to be outstanding and beneficially owned by the person holding the options. These shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person.

Except as disclosed in the footnotes to this table and subject to applicable community property laws, we believe that each stockholder identified in the table possesses sole voting and investment power over all common stock shown as beneficially owned by the stockholder. Beneficial ownership representing less than 1% is denoted with an asterisk (*). Unless otherwise disclosed in the footnotes to this table, the address of each beneficial owner listed below is c/o Paycor HCM, Inc., 4811 Montgomery Road, Cincinnati, Ohio 45212.

Name of Beneficial Owner	Number of Shares Beneficially Owned		Percentage of Shares Outstanding

5% Stockholders

Pride Aggregator, L.P.(1)	120,458,197		68.58%

Directors and Named Executive Officers

Adam Ante	124,050	(2)	*

Whit Bouck	7,591		*

Katie Burke	7,391		*

Steve Collins	17,391		*

Jonathan Corr	6,508		*

Scott Miller	84,937		*

Chuck Mueller	127,124	(3)	*

Raul Villar, Jr.	218,956	(4)	*

Jason Wright	–		*

All directors and executive officers as a group (11 individuals)	679,610	(5)	*

(1)

As reported on the Form 4 filed with the SEC on September 8, 2022, Pride GP, Inc. is the general partner of Pride Aggregator, L.P. and Apax IX GP Co. Limited (“Apax IX GP”) is the sole shareholder of Pride GP, Inc. Apax IX GP is the investment manager of the relevant investment vehicles in the fund known as “Apax IX” and is controlled by a board of directors consisting of Simon Cresswell, Andrew Guille, Martin Halusa, Paul Meader and David Staples. The registered address for Apax IX is Third Floor Royal Bank Place, 1 Glategny Esplanade, St Peter Port, Guernsey GY1 2HJ.

(2)

Includes 71,831 shares subject to stock options that are or may become exercisable within 60 days of September 9, 2022 and 5,917 shares underlying RSUs that are scheduled to vest within 60 days of September 9, 2022.

(3)

Includes 55,255 shares subject to stock options that are or may become exercisable within 60 days of September 9, 2022 and 4,552 shares underlying RSUs that are scheduled to vest within 60 days of September 9, 2022.

(4)

Includes 25,000 shares held by the Villar Joint Family Trust, 151,951 shares subject to stock options that are or may become exercisable within 60 days of September 9, 2022 and 12,517 shares underlying RSUs that are scheduled to vest within 60 days of September 9, 2022.

26 2022 Proxy Statement

(5)

Includes an aggregate of 333,105 shares subject to stock options that are or may become exercisable within 60 days of September 9, 2022 and 30,183 shares underlying RSUs that are scheduled to vest within 60 days of September 9, 2022.

No Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than ten percent of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

To our knowledge, based solely on a review of the copies of such reports furnished to us and/or written representations that no other reports were required, during fiscal year 2022, all Section 16(a) filing requirements applicable to our officers, directors and greater than ten percent beneficial owners were timely completed.

2022 Proxy Statement 27

AUDIT COMMITTEE REPORT

The Audit Committee oversees our financial reporting process on behalf of the Board. The Audit Committee’s specific responsibilities are set forth in its charter. In fulfilling its oversight responsibilities, the Audit Committee:

•	reviewed and discussed the audited financial statements for our fiscal year ended June 30, 2022 with our management;

•

discussed with our independent auditors, Ernst & Young LLP, the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC; and

•

received the written disclosures and the letter from Ernst & Young LLP required by applicable requirements of the PCAOB regarding Ernst & Young LLP’s communications with the audit committee concerning independence, and has discussed with Ernst & Young LLP the independence of Ernst & Young LLP.

Based on the Audit Committee’s review and discussions noted above, the Audit Committee recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for our fiscal year ended June 30, 2022.

Respectfully submitted by:

Steve Collins, Chair

Whit Bouck

Jonathan Corr

28 2022 Proxy Statement

PROPOSAL 2—RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2023. Services provided to the Company and its subsidiaries by Ernst & Young LLP for fiscal years 2022 and 2021 are described below under “Fees and Services.”

Fees and Services

The following table summarizes the aggregate fees for professional audit services and other services provided to the Company and its subsidiaries by Ernst & Young LLP for fiscal years 2022 and 2021 (amounts in thousands):

	2022	2021

Audit Fees(1)	$969	$1,843

Audit-Related Fees(2)	$195	$332

Tax Fees(3)	$451	$421

All Other Fees(4)	$4	$208

Total Fees	$1,619	$2,804

(1)

Audit Fees: Consist of professional services rendered in connection with the audit of our consolidated financial statements, review of the financial statements included in our quarterly reports, issuances of consents and similar matters. Fees for fiscal year 2022 include fees related to SEC registration statements. Fees for fiscal year 2021 include fees related to the IPO and other SEC registration statements.

(2)	Audit-Related Fees: Consist of fees for acquisition related due diligence services.

(3)

Tax Fees: Consist of fees for (a) tax compliance and related activities, including federal, state and local, and international tax compliance, as well as transfer pricing services, of $214 and $266 for fiscal years 2022 and 2021, respectively, and (b) tax advice on international, federal and state tax matters of $237 and $155 for fiscal years 2022 and 2021, respectively.

(4)

All Other Fees: Consists of fees for permitted products and services other than those that meet the criteria above, specifically a subscription to Ernst & Young LLP’s accounting and reporting research tools in both fiscal years 2022 and 2021, and readiness activities related to the IPO in fiscal year 2021.

In considering the nature of the services provided by the independent auditor, the Audit Committee determined that such services are compatible with the provision of independent audit services. The Audit Committee discussed these services with the independent auditor and Paycor management to determine that they are permitted under the rules and regulations concerning auditor independence promulgated by the SEC to implement the Sarbanes-Oxley Act of 2002, as well as the American Institute of Certified Public Accountants.

Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting. They will have the opportunity to make a statement if they desire to do so, and we expect that they will be available to respond to questions.

Pre-Approval Policies and Procedures

The Audit Committee pre-approved all audit and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by Ernst & Young LLP. The Audit Committee is responsible for appointing, setting compensation, and overseeing the work of the independent auditors. The Audit Committee has established a policy regarding pre-approval of all audit and non-audit services provided by the independent auditors.

Vote Required

Ratification of the appointment of Ernst & Young LLP requires affirmative votes from the holders of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote. If Paycor’s stockholders do not ratify the appointment of Ernst & Young LLP, the Audit Committee will reconsider the appointment and may affirm the appointment or retain another independent accounting firm. Even if the appointment is ratified, the Audit Committee may in the future replace Ernst & Young LLP as our independent registered public accounting firm if it is determined that it is in Paycor’s best interests to do so.

The Board unanimously recommends that you vote “FOR” the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2023.

2022 Proxy Statement 29

COMMONLY ASKED QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

Q:	Why did I receive these materials?

The Board is soliciting your proxy to vote at the Annual Meeting (or at any postponement or adjournment of the Annual Meeting). Stockholders who own shares of our common stock as of the record date, August 30, 2022 (the “Record Date”), are entitled to vote at the Annual Meeting. You should review the proxy materials carefully as they contain important information about the proposals that will be voted on at the Annual Meeting, as well as other important information about Paycor.

Q:	How many shares must be present to transact business at the Annual Meeting?

A quorum of our stockholders must be present at the Annual Meeting for any business to be conducted. Under our Bylaws, the holders of a majority in voting power of our outstanding capital stock entitled to vote at the Annual Meeting, present virtually at the Annual Meeting or represented by proxy, constitutes a quorum. If you authorize a proxy to vote electronically or telephonically, or you sign and return a paper proxy or voting instruction card, your shares will be counted to determine whether a quorum has been established even if you “withhold” your vote or fail to vote on a particular item of business. Abstentions and “broker non-votes” (discussed below) will also be considered present for the purpose of determining whether there is a quorum for the Annual Meeting.

If a quorum is not present or represented by proxy at the scheduled time of the Annual Meeting, (i) the chairperson of the Annual Meeting or (ii) a majority in voting power of the stockholders entitled to vote at the Annual Meeting, present or represented by proxy, may adjourn the Annual Meeting until a quorum is present or represented.

Q:	Who will be entitled to vote?

Stockholders who own shares of our common stock as of the Record Date are entitled to vote at the Annual Meeting. As of the Record Date, Paycor had 175,643,109 shares of its common stock outstanding. Holders of shares of our common stock are entitled to one vote per share. Cumulative voting is not permitted with respect to the election of directors or any other matter to be considered at the Annual Meeting.

Q:	What will I be voting on?

At the Annual Meeting, you will be voting on the following proposals, each as further described in this Proxy Statement:

1.	the election of three Class I directors to serve on the Board until the 2025 Annual Meeting and until their successors are duly elected and qualified; and

2.	the ratification of the appointment of Ernst & Young LLP as Paycor’s independent registered public accounting firm for the fiscal year ending June 30, 2023.

As of the date of this Proxy Statement, we are not aware of any matters to be submitted to our stockholders at the Annual Meeting other than the proposals referred to in this Proxy Statement. If any other matters properly come before our stockholders at the Annual Meeting, the persons named as proxies in the proxy card will vote in accordance with the Board’s recommendation pursuant to the discretionary authority granted to them.

Q:	How does the Board recommend I vote on these matters?

The Board recommends you vote:

1.	FOR the election of Whitney Bouck, Scott Miller and Jason Wright as Class I directors; and

2.	FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2023.

30 2022 Proxy Statement

Q:	How do I cast my vote?

Beneficial Stockholders. If you hold your shares in “street name” through a broker, bank or other nominee, you are a beneficial stockholder. In order to vote your shares, please refer to the materials forwarded to you by your broker, bank or other nominee for instructions on how to vote the shares you hold as a beneficial stockholder.

Registered Stockholders. If you hold shares in your own name, you are a registered stockholder and may vote during the virtual Annual Meeting by visiting https://www.virtualshareholdermeeting.com/PYCR2022. In order to vote during the virtual Annual Meeting, you will need to log in and enter the 16-digit control number included on your proxy card. Only one person will be able to log in with that unique control number at any time. You can also vote by proxy before the Annual Meeting in the following ways:

1.	via the Internet at www.proxyvote.com;

2.	by phone by calling 1-800-690-6903; or

3.	by signing and returning a proxy card.

Proxies submitted via the Internet or by telephone must be received by 11:59 p.m. (ET) on October 25, 2022. Regardless of whether you plan to attend the virtual Annual Meeting, we encourage you to vote your shares as soon as possible.

If you submit a proxy but do not indicate any voting instructions, the persons named as proxies in the proxy card will vote in accordance with the Board’s recommendation. The Board’s recommendation with respect to each proposal that you are being asked to vote on is set forth above, as well as within the description of each proposal in this Proxy Statement.

Q:	Can I access the proxy materials electronically?

Yes. Our proxy materials will be available at https://investors.paycor.com commencing on September 12, 2022. In addition, your proxy card or voting instruction card will contain instructions on how to instruct us to send our future proxy materials to you electronically by email.

Instead of receiving future copies of our proxy statement and annual reports by mail, stockholders of record and most beneficial stockholders are encouraged to elect to receive an email that will provide an electronic link to these documents. Your election to receive future proxy materials by email will remain in effect until you revoke it.

Additionally, if you received multiple copies of our proxy materials and would like to receive combined mailings in the future, please write to us at 4811 Montgomery Road, Cincinnati, Ohio 45212, Attention: Investor Relations, or by electronic mail at IR@paycor.com.

Q:	How may I change my vote (revoke my proxy) after I have voted?

Beneficial Stockholders. Beneficial stockholders, or stockholders who hold their shares in “street name,” should contact their broker, bank or other nominee for instructions on how to change their vote.

Registered Stockholders. A subsequent vote by any means, including a vote submitted during the virtual Annual Meeting, will override your prior vote by revoking your previously submitted proxy. The last vote received prior to the Annual Meeting will be the one counted. Registered stockholders may change a properly executed proxy at any time before its exercise by:

1.	entering a new vote via Internet at www.proxyvote.com or by phone by calling 1-800-690-6903 (until the applicable deadline for each method as set forth above);

2.	signing and returning a later-dated proxy card;

3.	sending a written notification to our Corporate Secretary at Paycor HCM, Inc., 4811 Montgomery Road, Cincinnati, Ohio 45212; or

4.	attending and voting at the virtual Annual Meeting (although attendance at the virtual Annual Meeting will not, by itself, revoke a proxy).

2022 Proxy Statement 31

Q:	How can I attend the Annual Meeting?

The Annual Meeting is being held as a virtual only meeting.

If you are a registered stockholder as of the Record Date, you may attend, vote and ask questions virtually at the meeting by logging in at https://www.virtualshareholdermeeting.com/PYCR2022 and providing your 16-digit control number. This number is included in your proxy card. Beneficial stockholders as of the Record Date may attend and ask questions virtually at the meeting by logging into the virtual meeting platform using the 16-digit control number included on the Notice of Internet Availability of Proxy Materials or the voting instruction form from your bank or broker.

If you are a stockholder as of the Record Date and have logged in using your 16-digit control number, you may submit a question at any point during the meeting (until the floor is closed to questions) by typing your question into the “Ask a Question” field, and clicking “Submit.” Stockholder questions or comments are welcome, but we will only answer questions pertinent to the matters being voted upon at the Annual Meeting, subject to time constraints. Questions regarding personal matters and statements of advocacy are not pertinent to Annual Meeting matters and therefore will not be addressed. Questions that are substantially similar may be grouped and answered together to avoid repetition. The audio broadcast of the Annual Meeting will be available on our investor relations website at https://investors.paycor.com/news-and-events/ events-and-presentations.

If you are not a stockholder as of the Record Date or do not log in using your 16-digit control number, you may still log in as a guest and listen to the Annual Meeting, but you will not be able to ask questions and/or vote at the meeting.

Q:	Why is the Annual Meeting virtual only?

Given the evolving nature of the COVID-19 pandemic, we think a virtual only meeting for this year is advisable to protect the health and well-being of the attendees (our associates, directors and stockholders). We are excited to embrace the latest technology to provide ease of access, real-time communication, and cost savings for our stockholders and the Company. Hosting a virtual meeting makes it easy for our stockholders to participate from any location around the world and provides those of our stockholders who would otherwise not be able to attend the meeting the opportunity to do so.

Q:	What is the voting requirement to approve each of the proposals, and how are the votes counted?

PROPOSAL 1 – ELECTION OF DIRECTORS

A plurality of the votes cast by the shares of common stock present in person or represented by proxy at the Annual Meeting and entitled to vote thereon is required to elect each nominee named herein. This means that the three nominees receiving the highest number of “FOR” votes at the Annual Meeting will be elected, even if those votes do not constitute a majority of the votes cast. Votes that are “WITHHELD” with respect to one or more director nominees will result in the respective nominee receiving fewer votes, but they will not count as votes against a nominee and will have no effect on the outcome of the election of those nominees because directors are elected by plurality voting. Broker non-votes are not considered votes cast and will not impact the election of the nominees.

PROPOSAL 2 – RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP

The affirmative vote of a majority of the shares of common stock present in person or represented by proxy at the Annual Meeting and entitled to vote thereon is required to approve all other items. Abstentions will be counted as present and entitled to vote on the proposals and will therefore have the effect of a negative vote. Since this is a “routine” matter (as described below), we do not expect there to be any broker non-votes with respect to the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2023.

Q:	When will the results of the vote be announced?

The preliminary voting results will be announced at the end of the virtual Annual Meeting. The final voting results will be published in a Current Report on Form 8-K filed with the SEC within four business days of the Annual Meeting.

32 2022 Proxy Statement

Q:	What is the deadline for submitting a stockholder proposal or director nomination for the 2023 Annual Meeting?

Stockholder proposals submitted pursuant to SEC Rule 14a-8 for inclusion in Paycor’s proxy statement and form of proxy for Paycor’s 2023 annual meeting of stockholders must be received by Paycor at our principal executive offices at 4811 Montgomery Road, Cincinnati, Ohio 45212 no later than the close of business on May 16, 2023. Stockholders wishing to nominate a director or submit a proposal at the 2023 annual meeting (but not include it in Paycor’s proxy materials) must provide written notice of such nomination or proposal to the Corporate Secretary at Paycor’s principal executive offices no later than the close of business on July 28, 2023 and not earlier than the close of business on June 28, 2023, assuming the date of the Company’s 2023 annual meeting of stockholders is no more than 30 days before or after the anniversary of this year’s Annual Meeting. If that is not the case, Paycor will publicly release an updated time frame for stockholder proposals and director nominations. Any stockholder proposal or director nomination must satisfy the requirements specified in our Bylaws and be submitted in writing to the Corporate Secretary at Paycor’s principal executive offices.

In addition, in order to comply with the new universal proxy rules, stockholders who intend to solicit proxies in support of director nominees, other than the Company’s nominees, must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act, which notice must be postmarked or transmitted electronically no later than 60 days prior to the anniversary date of this Annual Meeting (i.e., for our 2023 annual meeting of stockholders, no later than August 27, 2023). However, if the date of our 2023 annual meeting of stockholders is changed by more than 30 calendar days from the anniversary date of this Annual Meeting, then notice must be provided by the later of 60 calendar days prior to the date of our 2023 annual meeting of stockholders and the 10th calendar day following the day on which public announcement of the date of our 2023 annual meeting of stockholders is first made.

2022 Proxy Statement 33

OTHER MATTERS

We are not aware of any matters to be submitted to our stockholders at the Annual Meeting other than the proposals referred to in this Proxy Statement. If any other matters properly come before our stockholders at the Annual Meeting, the persons named as proxies in the proxy card will vote in their discretion in accordance with the Board’s recommendation. The proxy card contains discretionary authority for the proxy holders to do so.

WHERE TO FIND ADDITIONAL INFORMATION

As a reporting company, we are subject to the informational requirements of the Exchange Act and file annual, quarterly and current reports and other information with the SEC. Our filings with the SEC are available to the public free of charge on the SEC’s website at www.sec.gov. Those filings are also accessible to the public for free through the “Financial Info—SEC Filings” section of our investor relations website at https://investors.paycor.com. The information provided on or accessible through our corporate website is not incorporated by reference into and is not part of this Proxy Statement.

In addition to being available for free through our investor relations website at https://investors.paycor.com, upon written request by a stockholder, we will mail at no cost paper copies of any of our Exchange Act reports, as well as our Corporate Governance Guidelines, the written charters of the Audit Committee, Compensation and Benefits Committee, and/or Nominating and Governance Committee, and our Code of Ethics. All written requests should be directed to Investor Relations at our principal executive offices located at 4811 Montgomery Road, Cincinnati, Ohio 45212, or by electronic mail at IR@paycor.com.

COST OF PROXY SOLICITATION

Paycor is paying the expenses of this solicitation. Paycor will also make arrangements with brokers and other custodians, nominees and fiduciaries to forward proxy materials to our beneficial stockholders as of the Record Date, and Paycor will reimburse such third parties for their reasonable out-of-pocket expenses in forwarding proxy materials related to the Annual Meeting. In addition to solicitation by mail, directors, officers and other employees of Paycor may solicit proxies on behalf of the Board, without additional compensation, in person or by telephone, facsimile, email or other similar means.

HOUSEHOLDING OF PROXY MATERIALS

Registered stockholders with multiple accounts who have elected to receive printed copies of our proxy materials and share the same last name and household mailing address may receive a single set of printed copies of our proxy materials, unless we are instructed otherwise. Each stockholder will, however, receive a separate proxy card. Any registered stockholder who would like to receive separate copies of our proxy materials may write to us at 4811 Montgomery Road, Cincinnati, Ohio 45212, Attention: Investor Relations, or by electronic mail at IR@paycor.com, and we will promptly deliver them.

Beneficial stockholders, or stockholders who hold their shares in “street name,” should contact their broker, bank or other nominee regarding combined mailings.

34 2022 Proxy Statement

PAYCOR HCM, INC. 4811 MONTGOMERY ROAD CINCINNATI, OH 45212

VOTE BY INTERNET

Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on October 25, 2022. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/PYCR2022

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on October 25, 2022. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D90617-P79073                    KEEP  THIS PORTION FOR YOUR RECORDS

— — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

PAYCOR HCM, INC.		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR the following:
1.	Election of Class I Directors	☐	☐	☐

Nominees:

01) Whitney Bouck
02) Scott Miller
03) Jason Wright

The Board of Directors recommends you vote the FOR following proposal:						For	Against	Abstain

2.	To ratify the appointment of Ernst & Young LLP as Paycor’s independent registered public accounting firm for the fiscal year ending June 30, 2023.					☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

    Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

— — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —

D90618-P79073

PAYCOR HCM, INC.

4811 Montgomery Road

Cincinnati, Ohio 45212

Proxy for the Annual Meeting of Stockholders to be held on Wednesday, October 26, 2022

This Proxy is Solicited on Behalf of the Board of Directors of the Company

The undersigned hereby appoint(s) Raul Villar Jr. and Adam Ante, or either of them, and each with full power of substitution, to act as attorneys and proxies for the undersigned to attend the Annual Meeting of Stockholders of Paycor HCM, Inc. (the “Company”) to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at such meeting, and any adjournments or postponements thereof, and otherwise to represent the undersigned at the meeting with all powers possessed by the undersigned if personally present at the meeting. The meeting will be held virtually via live webcast at www.virtualshareholdermeeting.com/PYCR2022, on Wednesday, October 26, 2022, at 1:00 p.m., Eastern Time, or at any continuation, postponement or adjournment thereof.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s). If no direction is given, this proxy will be voted FOR the election of all nominees for director and FOR proposal 2.

Continued and to be signed on reverse side